CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders of
Evergreen Municipal Trust

We consent to the use of our report dated May 1, 1997 for Evergreen New Jersey Tax Free Income Fund and Evergreen Pennsylvania Tax Free Fund incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.


                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
June 1, 1998




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